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                   MysoglandSECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 3, 2005

                         WARP TECHNOLOGY HOLDINGS, INC.
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               (Exact Name of Registrant as Specified in Charter)

       Nevada                      000-33197                     88-0467845
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     (State of               (Commission File No.)                (I.R.S.
    Incorporation)                                                Employer
                                                               Identification
                                                                   Number)

               151 Railroad Avenue, Greenwich, Connecticut 06830
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                    (Address of Principal Executive Offices)

                                 (203) 422-2950
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              (Registrant's Telephone Number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 - Registrant's Business and Operations

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously reported, Warp Technology Holdings, Inc. ("Warp" or the "Company") has entered into that certain Purchase Agreement Assignment and Assumption (the "Assignment"), as of October 13, 2004, by and between ISIS Capital Management, LLC ("ISIS") and the Company. Under the Assignment, Warp acquired all of the rights and assumed all of the liabilities of the Purchaser under that certain Membership Interest Purchase Agreement (as amended by the Extension, the "Purchase Agreement") made and entered into as of September 2, 2004, by and between ISIS Capital Management, LLC (as the "Purchaser") and Gupta Holdings, LLC (the "Seller"). The Purchase Agreement was amended by that certain Extension Agreement (the "Extension"), by and between ISIS and the Seller, dated as of September 27, 2004, which was amended by that certain Amendment No. 1 To Extension Agreement made by and between ISIS and the Seller, as of the 13th day of October, 2004, and which was further amended by that certain Amendment No. 2 To Extension Agreement made by and between Warp and the Seller, as of December 8, 2004 (together, as amended, the "Extension").

Pursuant to the Extension, the Closing under the Purchase Agreement had been extended to January 3, 2005. In order to further extend the Closing date until January 20, 2005, Warp and the Seller have entered into that certain Amendment No. 3 to Extension Agreement, by and between the Company and the Seller (the "Amendment No. 3"), and pursuant thereto, the Company has paid to the Seller a payment of $250,000. Such payment reduces the purchase price to be paid at the Closing, but is non-refundable.

Item 3.02 Unregistered Sales of Equity Securities

In exchange for loans in the aggregate principal amount of $250,000, the proceeds of which were used to fund the payment made on January 3, 2005 to the Seller as described above under Item 1, the Company sold certain Convertible Notes in the aggregate principal amount of $250,000 (the "Convertible Notes"). This sale of securities was made in reliance upon the exemption from the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"), set forth in Sections 4(2) thereof and the rules and regulations under the Securities Act, including Regulation D, as transactions by an issuer not involving any public offering and/or sales to a limited number of purchasers who were acquiring such securities for their own account for investment purposes and not with a view to the resale or distribution thereof.

The Convertible Notes have the following material terms:

     Security. The Convertible Notes, along with the notes previously issued by the Company to fund payments to the Seller, are secured by a first priority security interest in the assets of the Company.

     Interest. Interest accrues at the rate of rate of 12% per annum, payable quarterly in arrears.

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     Maturity. The Convertible Notes mature on the fifth anniversary of their issuance.

     Prepayment. The Company may prepay the Convertible Notes at any time.

     Mandatory Conversion. Contemporaneously with the closing of the Purchase Agreement, the Convertible Notes shall be automatically converted into senior convertible preferred stock (the "Senior Equity") issued by the Company in connection with the financing of the Gupta acquisition. Upon such mandatory conversion, the holder of the note will receive that number of shares of Senior Equity equivalent to (i) the sum of (x) 1.3 multiplied by the amount of the principal under the note, plus (y) any accrued but unpaid interest under the note, divided by (ii) the purchase price payable of the Senior Equity. In addition, the holder shall also be entitled to receive a proportionate amount of any other securities issued in such Senior Equity financing, such as warrants, as well as all other applicable securities, certificates and documentation. As of the date of such conversion all principal and accrued but unpaid interest under the notes shall be converted.

     Optional Conversion. In the event that the closing of the Purchase Agreement does not occur by the closing date thereunder ("Drop Date"), the note holder shall have the right at any time thereafter, at its sole option, to convert the note into i) any existing class of equity security of the Company, or ii) any other instrument or instruments issued by the Company in connection with any later capital raising activities of the Company.

     Acceleration. In the event that closing of the Purchase Agreement does not occur by the Drop Date, the holders of the Convertible Notes may elect to accelerate all amounts due thereunder.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2005


Warp Technology Holdings, Inc.


By: /s/ Ernest C. Mysogland

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Name: Ernest C. Mysogland

Title: Executive Vice President,
Chief Legal Officer and Secretary